UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
_________________

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 12, 2013

VCA Antech, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-16783	95-4097995
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12401 West Olympic Boulevard
Los Angeles, California 90064-1022
(Address of Principal Executive Offices)

(310) 571-6500
(Registrant's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03:  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On and effective February 12, 2013, the Board of Directors of VCA Antech, Inc. (the “Company”) amended and restated its bylaws, as reflected in the Company’s Third Amended and Restated Bylaws (the “Restated Bylaws”), a copy of which is attached as Exhibit 3.1 to this Form 8-K.  The changes to the Company’s bylaws include:

●	Permitting the Company to hold meetings of stockholders by means of remote communication;
●
Requiring that, if at any meeting action is proposed to be taken which would entitle stockholders to appraisal rights, the notice of such meeting must contain a statement to that effect and a copy of the relevant Delaware statute;

●	Clarifying that majority voting is the standard for actions of stockholders, except for election of directors in “contested elections”;
●	Adding resignation procedures for incumbent directors who fail to be elected by a “majority of the votes cast” in uncontested elections;
●
Allowing the Company to set one date for purposes of determining which stockholders are entitled to notice of a meeting of stockholders and a later date for purposes of determining which stockholders are entitled to vote at such meeting;

●
Revising the applicable advance notice period for stockholder notice of business to be presented at an annual meeting or a director nomination to be raised at an annual meeting from not less than 60 days nor more than 90 days prior to a meeting date corresponding to the prior year’s annual meeting to not less than 90 days nor more than 120 days prior to a meeting date corresponding to the prior year’s annual meeting;

●	Certain clarifying amendments regarding director and officer indemnification; and
●	Providing for the delivery of notices to stockholders and directors by means of electronic transmission.

The Restated Bylaws also include a number of technical, procedural, clarifying, conforming and administrative changes.  The foregoing description of the amendment to the Company’s bylaws is qualified in its entirety by reference to the complete text of the Restated Bylaws which are attached as Exhibit 3.1 to this Form 8-K, and are incorporated herein by reference.

Item 9.01: Financial Statements, Pro Forma Financial Information and Exhibits

(d)  Exhibits

3.1	Third Amended and Restated Bylaws of VCA Antech, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 12, 2013	VCA Antech, Inc.

/s/ Tomas W. Fuller
	By:	Tomas W. Fuller
	Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibits

3.1           Third Amended and Restated Bylaws of VCA Antech, Inc.